CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Policy Management Systems Corporation on Form S-8 (File No. 33-59555) of our report dated June 9, 1997, on our audits of the financial statements of the Policy Management Systems Corporation 401(k) Retirement Savings Plan as of December 31, 1996 and 1995, and for the years then ended, which report is included in this Annual Report on Form 11-K.


                                   Coopers  &  Lybrand  L.L.P.

Atlanta,  Georgia
June  25,  1997